Sub-Item 77K

The Cornerstone Strategic Return Fund, Inc.


The Proxy Statement on Schedule 14A for The Cornerstone
Strategic Return Fund, Inc. (accession number 0000909012-02-00234), is incorporated by reference to the Definitive Proxy Statement for such funds filed with the SEC Commission on March 25, 2002.